Converted Organics of California, LLC 10-K

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements of Converted Organics Inc. on Form S-8 (Numbers 333-151505, 333-168340 and 333-173265) of our report dated March 15, 2013, relating to the consolidated financial statements of Converted Organics Inc. appearing in the Annual Report on Form 10-K for the years ended December 31, 2012 and 2011.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Moody, Famiglietti & Andronico, LLP
Tewksbury, Massachusetts
March 15, 2013